4
44469/0841
9/23/02/TLP/232020.1
                                SECOND AMENDMENT
                                       TO
                           REAL ESTATE SALE AGREEMENT


     This Second Amendment to Real Estate Sale Agreement ("Second Amendment") is entered into as of August 14, 2002 by and between EOP-Industrial Portfolio, L.L.C., a Delaware limited liability company ("Seller"), and Bedford Property Investors, Inc., a Maryland corporation ("Purchaser").

                                    Recitals

A. Purchaser and Seller are parties to that certain Real Estate Sale Agreement dated July 17, 2002, as amended by that certain First
Amendment thereto dated August 6, 2002 (jointly, the "Agreement"), respecting that certain real property commonly known as South
San Francisco Business Center located at 800-890 Dubuque Avenue,
South San Francisco, California.

B. Purchaser and Seller desire to amend the Agreement as hereinafter set forth.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency which are hereby acknowledged, Purchaser and Seller hereby agree as follows:

1. Defined Terms. Unless otherwise specified herein, capitalized terms herein shall have the meanings ascribed to them in the Agreement.

2. Due Diligence Period; Purchaser Approval of Property. Purchaser acknowledges that the Due Diligence Period has expired and that Purchaser has approved the Property including, without limitation, the results of Purchaser's Phase II Investigation.

3. Water Damage Repair; Purchase Price Reduction. The Purchase Price is reduced by the sum of Forty-One Thousand Two Hundred Nine Dollars ($41,209.00) (the "Repair Cost Estimate") to a total of Twenty-One
Million Nine Hundred Fifty-Eight Thousand Seven Hundred Ninety-One
Dollars ($21,958,791.00) to compensate Purchaser for repairs required to the Improvement resulting from water damage to the premises leased to Savin Corporation, as described in those certain Proposals prepared by (a) International Waterproofing - Roofing Building Restoration dated August 7, 2002 for sealing concrete floor areas, and (b) Hoem Schurba and Associates dated August 8, 2002 for tile replacement (collectively, the "Repairs"). In addition, in the event (a) Purchaser completes the Repairs within sixty (60) days after the Closing, and (b) the actual cost of the Repairs exceeds the Repair Cost Estimate, Seller shall pay such excess Repair costs to Purchaser, up to a maximum of Ten
Thousand Dollars ($10,000.00), promptly following Seller's receipt of written evidence verifying such excess Repair costs. The foregoing Seller payment obligation shall survive Closing.

4. Allocation of United States Postal Service Tenant Reimbursements. That certain Lease with the United States Postal Service ("USPS") provides that USPS shall pay Tenant Reimbursements in arrears for the five (5)-year period ending October 31, 2003 (the "Reconciliation Period"). Accordingly, notwithstanding Section 5.5 of the Agreement, at Closing Purchaser and Seller shall not prorate Tenant Reimbursements with respect to the USPS Lease, but will treat the USPS Tenant Reimbursements as follows. Purchaser and Seller will work together in good faith to timely deliver a reconciliation to USPS setting forth all sums owed by USPS for Tenant Reimbursements for the reconciliation Period. Seller estimates that its pro rata share will equal Ninety-Five Thousand Seven Hundred Fifty-Five
Dollars ($95,755.00) in the aggregate for the portion of the Reconciliation Period ending on the Closing Date. Promptly following Purchaser's receipt from USPS of Tenant Reimbursements for the Reconciliation Period, Purchaser shall remit Seller's pro rata share thereof to Seller. To the extent USPS challenges any Tenant Reimbursements for the portion of the Reconciliation Period prior to the Closing Date, Seller and Purchaser will work together in good faith to resolve such USPS challenge and agree on the amount of the Tenant Reimbursement. The foregoing Purchaser payment obligation shall survive Closing.

5. Ratification; Conflict. Except as expressly set forth herein, the Agreement remains unmodified and in full force and effect. In the event of any conflict or inconsistency between the terms of this Second Amendment and the terms of the Agreement, the terms of this Second Amendment shall govern and control.

6. Counterparts. This Second Amendment may be executed in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

7. Facsimile Signatures. This Second Amendment may be delivered by facsimile transmission with original signatures to follow.

     IN WITNESS WHEREOF, Purchaser and Seller have executed this Second Amendment as of the date first set forth above.


SELLER:                  EOP - INDUSTRIAL PORTFOLIO, L.L.C.,
                         a Delaware limited liability company

                         By:       EOP     Operating     Limited
                         Partnership,
                              a Delaware limited partnership
                         Its: Sole Member

                              By:    Equity   Office  Properties
                              Trust,
                                   a    Maryland   real   estate
                              investment trust
                              Its: General Partner

                                   By:  /s/ Matthew T. Gworek
                                   Name:     Matthew T. Gworek
                                   Title:        Senior     Vice
                                   President


PURCHASER:               BEDFORD PROPERTY INVESTORS, INC.,
                         a Maryland corporation


                         By:  /s/ Dennis Klimmek
                         Name:     Dennis Klimmek
                         Title:    Senior Vice President

                                     JOINDER

     The undersigned hereby agrees that it shall be jointly and severally liable with Seller for the performance of Seller's obligations under Paragraph 3 of the foregoing Second Amendment.

                         EOP OPERATING LIMITED PARTNERSHIP,
                         a Delaware limited partnership

                              By:    Equity   Office  Properties
                              Trust,
                                   a    Maryland   real   estate
                              investment trust
                              Its: General Partner

                                   By:  /s/ Brooke Kenevan
                                   Name:     Brooke Kenevan
                                   Title:     Vice  President  -
                                   Legal